AFFILIATED UNDERWRITING CHECKLIST FOR 40-ACT
FUNDS:

Please complete this checklist immediately after pricing when participated in an affiliated under writing for each 40-Act Fund.
40 Act funds are also referred to as SEC Registered funds.


Issuer:  Benckiser
Offering Date:  11/22/97
Number of Securities Offered:  12,350,000
Affiliated Broker:  Morgan Stanley and Company International
Price Per Unit:  NLG 66 = USD $33.75

1.  The security being offered is registered under the Securities Act of
1933

2. The transaction executed will be away from Morgan Stanley and not allocated to Morgan Stanley if it is a pot trade.

3. The executing dealer has represented that Morgan Stanley will not receive compensation in connection with the transaction.

4. The securities purchased will be at no more that the public offering price and no later than the close of the first full business day on which any sales are made.

5. The commission or spread to be received by the underwriters is reasonable and fair compared to that received in comparable transactions.

6.  The issuer has been in continuos operation for at lease three years.

7. The transaction is intended for a third-party 40-Act Fund and has adopted affiliated underwriting procedures that permit it to engage in this transaction.

8. The total principle amount of securities purchased for all 40-Act Funds is no more than 10 percent of the total offering.

Total Units Offered:  12,350,000
Price Per Unit:  33.75
10 percent of Total Offering:  41,681,250

			Units	Offer		Total
40-Act Funds		To Buy	Price		Value

Pacific Select		31,550	33.75		$1,061,813
MSIF Global Eq.		12,800	33.75		   432,000
NASL			99,900	33.75		 3,371,625
NAF			14,900	33.75		   602,875
MS Universal G.E.	 1,200	33.75		    40,500
MS Global Eq.		60,500	33.75		 2,041,875
Fortis			 3,650	33.75		   123,188
MSIF Euro. Eq.		15,600	33.75		   526,500
MSIF  Intl Magnum	 7,400	33.75		   249,750
MSF Intl Magnum		 3,150	33.75		   106,313
MS Universal I. M.	   700	33.75		    23,625
MSIF Small Cap		66,200	33.75		 2,234,250
New England Zenith	  2,100	33.75		    70,875

Total purchased by all 40 Act Funds		$10,788,188


The information has been completed and check by:


/s/Jackie A. Kilner

Jackie A. Kilner
Morgan Stanley
Compliance Analyst

January 8, 1998